UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 4, 2017

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

Item 5.02 (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2017, Winnebago Industries announced the appointment of Richard (Rick) D. Moss to its Board of Directors effective February 1, 2017. Rick Moss, 58, is the Chief Financial Officer of Hanesbrands, Inc. (NYSE: HBI).

Before joining Hanesbrands as Chief Treasury and Tax Officer in 2006, Rick served as CFO of Chattem Inc., a consumer products company.

Rick has been appointed to join the audit and finance committees. He is filling a vacancy created by the retirement of Lawrence A. Erickson and will serve as a Class II director. He is expected to stand for election at the next annual meeting of shareholders in December of 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Issued by Winnebago Industries, Inc. on January 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	January 5, 2017	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel and Secretary